UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East
Geyserville, California		95441
(Address of principal executive offices)		(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement

On July 30, 2007, River Rock Entertainment Authority (the “Authority”) entered into an amended and restated employment agreement with Mr. Shawn S. Smyth, the Chief Executive Officer of the Authority and General Manager of the River Rock Casino, to extend the term thereof  through April 13, 2010, unless terminated earlier by the parties under the terms of the agreement. The agreement provides for the payment to Mr. Smyth of an annual base salary of $300,000.00. Mr. Smyth will also be eligible to receive an annual bonus in the discretion of the Board not to exceed twenty-five percent (25%) of his annual base salary. If Mr. Smyth’s employment is terminated for reasons other than cause, including death or disability, Mr. Smyth will be entitled to his salary for three months. Either party may terminate the agreement within 90 days written notice. The full text of the employment agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Employment Agreement, dated July 30, 2007, between the River Rock Entertainment Authority and Shawn S. Smyth

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2007

River Rock Entertainment Authority

By:	/s/ Shawn S. Smyth
Shawn S. Smyth Chief Executive Officer